EXHIBIT 21.1

SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Ardence, Inc.	Massachusetts
2	Ardence Delaware, Inc.	Delaware
3	Citrix Application Networking, LLC	Delaware
4	Citrix Capital & Finance S.A.R.L.	Luxembourg
5	Citrix Cayman Investments, Ltd.	Cayman Islands
6	Citrix Development Corp.	Delaware
7	Citrix Gateways, Inc.	Delaware
8	Citrix Holanda B.V.	Netherlands
9	Citrix Offshore Investments, Ltd. *	Cayman Islands
10	Citrix Online LLC	Delaware
11	Citrix Online Audio Services Group, LLC***	Delaware
12	Citrix Online Conference Services Group, LLC****	Delaware
13	Citrix Online Service Provider Group, Inc.***	Delaware
14	Citrix Online AUS Pty Ltd.	Australia
15	Citrix Online Ireland Limited	Ireland
16	Citrix Online UK Ltd.	United Kingdom
17	Citrix Overseas Holdings, B.V.	Netherlands
18	Citrix R&D India Private Limited **	India
19	Citrix Sistemas de Argentina, S.R.L.	Argentina
20	Citrix Sistemas de Chile Ltda.	Chile
21	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
22	Citrix Sistemas do Brasil Ltda.	Brazil
23	Citrix Systems (Research & Development) Ltd.	United Kingdom
24	Citrix Systems Asia Pacific Pty Ltd. *	Australia
25	Citrix Systems Australasia R&D Pty, Ltd.	Australia
26	Citrix Systems Belgium S.A.R.L. *	Belgium
27	Citrix Systems Canada, Inc.	Canada
28	Citrix Systems Denmark ApS *	Denmark
29	Citrix Systems EMEA GmbH	Switzerland
30	Citrix Systems Finland Oy *	Finland
31	Citrix Systems France SARL*	France
32	Citrix Systems GmbH *	Austria
33	Citrix Systems GmbH *	Germany
34	Citrix Systems Holding LLC	Delaware
35	Citrix Systems Hong Kong Limited *	Hong Kong
36	Citrix Systems India Private Limited *	India
37	Citrix Systems Information Technology Ltd	China
38	Citrix Systems International GmbH	Switzerland
39	Citrix Systems Ireland Ltd *	Ireland
40	Citrix Systems Italia S.r.L. *	Italy
41	Citrix Systems Japan Kabushiki Kaisha *	Japan
42	Citrix Systems Japan R&D KK	Japan
43	Citrix Systems Korea Limited	Korea
44	Citrix Systems Netherlands, B.V. *	Netherlands
45	Citrix Systems Norway AS *	Norway
46	Citrix Systems Overseas Holding GmbH	Switzerland
47	Citrix Systems Poland Sp. Zo.o *	Poland
48	Citrix Systems R&D OOO	Russia
49	Citrix Systems Singapore Pte Ltd. *	Singapore
50	Citrix Systems South Africa (Pty) Ltd. *	South Africa
51	Citrix Systems Spain, SL *	Spain
52	Citrix Systems Sweden AB *	Sweden
53	Citrix Systems UK Limited *	United Kingdom
54	851 West Cypress Creek Road Acquisition LLC	Delaware

	Subsidiary	Jurisdiction of Incorporation
55	Deterministic Networks, Inc.	California
56	Jibe Networks, Inc.	Delaware
57	NetScaler (UK) Ltd. **	United Kingdom
58	Orbital Data Corporation	Delaware
59	Peninsula Investment Corp.	Delaware
60	Quicktree, Inc.	California
61	Reflectent Software, Inc.,	Delaware
62	Teros, Inc.	Delaware
63	ThinGenius Limited	United Kingdom
64	Venturcom GMBH	Germany
65	Xensource, LLC	Delaware
66	Xensource UK Limited	United Kingdom

*	Wholly-owned subsidiaries of Citrix Systems International GmbH
**	Wholly-owned subsidiaries of Citrix Application Networking LLC
***	Wholly-owned subsidiaries of Citrix Online LLC
****	Wholly-owned subsidiaries of Citrix Online Audio Services Group, LLC